EXHIBIT 4.1

SENIOR SECURED NOTES INDENTURE

Dated as of October 4, 2010

Among

STONERIDGE, INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

9.5% SENIOR SECURED NOTES DUE 2017

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.03; 4.04;13.02; 13.05
(b)	10.06(c)
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.06(c)
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05;13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12;9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.  This Indenture is not qualified under the Trust Indenture Act and is not intended to incorporate any of the terms thereof, except as expressly provided.

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-ii-

-iii-

Appendix A	Provisions Relating to Initial Notes and Additional Notes	1

Exhibit A	Form of Note	A-1
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation	B-1
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors	C-1

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INDENTURE, dated as of October 4, 2010, among Stoneridge, Inc., an Ohio corporation (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

WITNESSETH

WHEREAS, the Company has duly authorized the creation of and issue of $175,000,000 aggregate principal amount of 9.5% Senior Secured Notes due 2017 (the “Initial Notes”); and

WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

“ABL Collateral” means the assets that secure the ABL Obligations, certain Hedging Obligations and all banking services obligations incurred with any lender or its affiliates under the ABL Facility, including, subject to certain exceptions, cash and cash equivalents, deposit accounts, accounts receivable, inventory, other personal property relating to inventory and accounts receivable, and all proceeds therefrom, other than any First-Priority Collateral or Excluded Assets. At any time there are no ABL Obligations outstanding, “ABL Collateral” means the assets that secured the ABL Obligations last outstanding (and any after-acquired assets that would have been ABL Collateral had the ABL Obligations remained outstanding), other than any First-Priority Collateral or Excluded Assets.

“ABL Facility” means the Credit and Security Agreement, dated as of November 2, 2007, among the Company, the other borrowers parties thereto, the subsidiary guarantors parties thereto, the lenders parties thereto, PNC Bank, National Association, as successor to National City Bank, as Lead Arranger and LC Issuer, PNC Bank, National Association, as successor to National City Business Credit, Inc., as Agent, and as amended, supplemented and modified to the Issue Date and as it may thereafter be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures entered into from time to time).

“ABL Obligations” means Indebtedness outstanding under the ABL Facility that is secured by a Permitted Lien described under clause (1) of the definition thereof, and all other Obligations (not constituting Indebtedness) of the Company or any Guarantor under the ABL Facility.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person is merged with or becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person is merged with or becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)           any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is or will thereupon become a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on October 15, 2014 (as set forth in Section 3.07(e)) plus (ii) all required interest payments due on such Note through October 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (including shares or other securities issued by entities that are not Subsidiaries) (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding paragraph, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Guarantor that is a Restricted Subsidiary or by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary; provided that in the case of a disposition by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor; provided, further, that in the case of a transfer of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2)           transfer of cash or Cash Equivalents in the ordinary course of business;

(3)           a disposition of inventory, byproducts or goods held for sale in the ordinary course of business;

(4)           a disposition of obsolete, scrap or worn out equipment, vehicles or other similar assets or equipment and any disposition or demolition of assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that are disposed of in each case in the ordinary course of business;

(5)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6)           an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(7)           for purposes of Section 4.10 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to Section 4.07;

(8)           dispositions of assets in a single transaction or a series of related transactions with an aggregate fair market value of less than $1.0 million;

(9)           the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)         the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 4.09;

(12)         the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13)         any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims;

(14)         foreclosure on assets;

(15)         any sale of Capital Stock, Indebtedness or other securities of, an Unrestricted Subsidiary; and

(16)         to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Related Business.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“BCS” means Bolton Conductive Systems, LLC and any successor thereto.

“BCS Master Revolving Note” means Master Revolving Note, dated October 13, 2009, between Comerica Bank and Bolton Conductive Systems, LLC (formerly known as New Bolton Conductive Systems, LLC), as it may thereafter be amended, supplemented or modified from time to time and any renewal, replacement or refinancing thereof in whole or in part.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable (and progress billings treated as eligible accounts under the ABL Facility) at such date and (2) 65% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)           U.S. dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4)           certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4), entered into with any bank meeting the qualifications specified in clause (4) above;

(6)           commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)           instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8)           interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than to one or more Permitted Holders;

(2)           any Person or Group (other than Permitted Holders) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

(3)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(4)           the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company or any of its direct or indirect parent companies.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Guarantees pursuant to the Collateral Documents, it being understood that the Collateral will not include any property or assets owned or hereafter acquired by any Foreign Subsidiary (except for the shares of PST Eletrônica S.A. held by Alphabet do Brasil Ltda).

“Collateral Account” means, collectively, any segregated accounts under the sole control of the Collateral Agent that are free from all other Liens, and includes all cash and Cash Equivalents received by the Trustee or the Collateral Agent from sales of Additional Notes, Asset Dispositions of First-Priority Collateral, Recovery Events, foreclosures on or sales of First-Priority Collateral or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four consecutive fiscal quarters, provided, however, that:

(1)         if the Company or any Restricted Subsidiary:

(a)           has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is or includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)           has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)         if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)           the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)           Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)         if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)         if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company; provided that such calculations are set forth in an Officer’s Certificate signed by such Officer stating (i) that such calculations are based on the reasonable good faith beliefs of such Officer executing such Officer’s Certificate at the time of such execution and (ii) any related Incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)         increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)           Consolidated Interest Expense; plus

(b)           Consolidated Income Taxes; plus

(c)           consolidated depreciation expense; plus

(d)           consolidated amortization expense; plus

(e)           other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f)           any fees, expenses or charges relating to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be Incurred under this Indenture (whether or not successful) and deducted in calculating Consolidated Net Income; plus

(g)           any restructuring charges (which, for the avoidance of doubt, shall include costs relating to severance, retention, relocation, contract termination and consolidation of facilities) and other non-recurring charges that were deducted in computing Consolidated Net Income; provided, that the aggregate amount of such fees, charges or other expenses may not exceed (a) $10.0 million in any twelve-month period and (b) $30.0 million in the aggregate;

(2)         decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period); and

(3)         increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a)           any non-cash gains, losses, income or expenses resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, “Derivatives and Hedging”;

(b)           any unrealized gain or loss resulting in such period from currency translation or transaction gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(c)           the non-cash portion of “straight-line” rent expense and the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect to such rent expense.

Notwithstanding the foregoing, clauses (1)(b) through (g) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (g) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)           interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)           amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)           non-cash interest expense; provided that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)           the interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)           costs associated with entering into Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)           the Consolidated Interest Expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)           the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)           Receivables Fees; and

(10)         the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (a) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (b) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company.  Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or the Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)         any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)           subject to the limitations contained in clauses (3) through (10) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)           the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income, to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)         solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(4)(C)(i), any net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)           subject to the limitations contained in clauses (3) through (10) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)           the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)         any impairment charge or asset write-off pursuant to Accounting Standards Codification Topic 350, “Intangibles—Goodwill and Other,” or 360, “Property, Plant and Equipment,” and the amortization of intangibles in connection with a transaction subject to Accounting Standards Codification Topic 805, “Business Combinations” (excluding any such impairment charge to the extent that it represents an accrual or reserve for cash expenditures in any future period);

(4)         the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item of the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition;

(5)           any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any businesses or assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in Good Faith by the Company;

(6)           any after-tax effect income or loss from discontinued operations and any after-tax gains or losses on disposal of discontinued operations;

(7)           any after-tax effect of gains or losses (less all fees and expenses relating thereto) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(8)           any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights to officers, directors or employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(9)           the after-tax effect of any extraordinary gain or loss; and

(10)         the after-tax effect of the cumulative effect of a change in accounting principles.

“Consolidated Net Worth” means, as of any date of determination, the total shareholders’ equity shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP; provided that in no event shall Consolidated Net Worth include any amounts in respect of Disqualified Capital Stock.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is set forth in Section 13.02.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, in its capacity as custodian for the Global Notes, and any successor in that capacity.

“Debt Facility” or “Debt Facilities” means one or more debt facilities (including, without limitation, ABL Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the administrative agent, lenders or another administrative agent or agents or other lenders and whether provided under the ABL Facility or any other credit agreement or other loan agreement).

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)           is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)           is redeemable at the option of the holder of the Capital Stock in whole or in part,

 in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company or its Subsidiaries, as applicable, may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Sections 4.10 and 4.14 and such repurchase or redemption complies with Section 4.07.

“Equity Offering” means a public offering or private placement for cash by the Company or a direct or indirect parent of the Company, as the case may be, of its Capital Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to Capital Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the “Excluded Collateral,” under and as defined in the Security Agreement.

“Existing Joint Ventures” means PST Eletrônica S.A. and Minda Stoneridge Instruments Ltd. and their respective successors.

“First-Priority Collateral” means the portion of the Collateral as to which the Notes have a first-priority Lien.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Notes Legend” means the legend set forth under that caption in Appendix A hereto.

“Good Faith by the Company” means the decision in good faith by a responsible financial Officer of the Company; provided that (a) if such decision involves a determination of fair market value in excess of $5.0 million, the decision is made in good faith by the Senior Management of the Company and (b) if such decision involves a determination of fair market value in excess of $10.0 million, the decision is made in good faith by the Board of Directors of Company.

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other nonfinancial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means, individually, any guarantee of the Company’s Obligations under this Indenture pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until (a) the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (b) remains unpaid for more than 30 days after becoming due;

(5)           Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)           the principal component of Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(10)           to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of transactions.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness; provided, further, that in the case of Indebtedness issued at a discount, the amount of such Indebtedness at any time will be the accreted value thereof. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Related Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Comerica Securities, Inc., Fifth Third Securities, Inc. and PNC Capital Markets Inc.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of October 4, 2010 by and among the Company, the Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders, and the ABL Agent, on behalf of itself and the lenders thereunder, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2011 to and including the Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)           an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.07,

(1)           “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in Good Faith by the Company) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Company; and

(3)           if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in Good Faith by the Company) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means October 4, 2010.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, and that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)           any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition);

provided, however, that, in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any First-Priority Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any First-Priority Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated September 24, 2010, relating to the sale of the Initial Notes.

“Offer to Purchase” means a Collateral Disposition Offer, an Asset Disposition Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer, an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel.  Such counsel may be an employee of or counsel to the Company or a Guarantor.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes (without giving effect to collateral arrangements).

“Pari Passu Lien Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes after giving effect to collateral arrangements.

“Permitted Holders” means (1) the spouse, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of D.M. Draime, (2) the executors and administrators of the estate of any such Person and any court appointed guardian of any such Person and (3) any trust, family partnership or similar investment entity for the benefit of any such Person referred to in the foregoing clause (1) or any other Persons (including for charitable purposes) so long as one or more Permitted Holders has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)           a Guarantor or any Investment by a Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary;

(2)           a Person that is engaged in a Related Business if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)           cash and Cash Equivalents;

(4)           receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount since the Issue Date not in excess of $1.0 million (without giving effect to the forgiveness of any such loans);

(7)           any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)           in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable;

(b)           as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)           as a result of settlement or other disposition of litigation, arbitration or other disputes with Persons who are not Affiliates;

(8)           Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Disposition;

(9)           Investments in existence on the Issue Date or made pursuant to binding legal commitments in existence on the Issue Date;

(10)           Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11)           guarantees issued in accordance with Section 4.09;

(12)           Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)           Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed the greater of (x) $15.0 million and (y) 5% of Consolidated Net Worth at any one time outstanding;

(14)           Investments in Existing Joint Ventures in an aggregate amount not to exceed $25.0 million provided that at the time of such Investment the Existing Joint Venture in which the Investment is made is a Subsidiary or becomes a Subsidiary;

(15)           Investments the payment for which consists of Capital Stock of the Company or any of its direct or indirect parent companies (exclusive of Disqualified Stock);

(16)           any Notes, Additional Notes or Pari Passu Indebtedness;

(17)           Investments consisting of advances or inducements paid by the Company or any of the Restricted Subsidiaries to any of their customers in the ordinary course of business, whether or not such payments are refundable or recoupable;

(18)           advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business;

(19)           Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business;

(20)           stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

(21)           Indebtedness Incurred in compliance with clause (4) of Section 4.09(b).

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Indebtedness Incurred pursuant to clauses (1), (2), (6) and (15) of Section 4.09(b) and related Obligations and Hedging Obligations and banking services management obligations; provided that the Collateral shall only secure Indebtedness pursuant to this clause (1) and clause (17) of the definition of Permitted Lien in an aggregate principal amount not to exceed $375.0 million;

(2)           pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws, and pension and other social security or retirement benefit laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)           Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(4)           Liens for taxes, assessments or other governmental charges or claims not delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)           Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such instruments do not secure the payment of Indebtedness;

(6)           encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) in respect of real properties or Liens which do not, in the aggregate, impair in any material respect the operation of the business of such Person, including any such encumbrances or restrictions expressly permitted by the Mortgages;

(7)           Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)           leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)           judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)         Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this clause (10):

 (a)           the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved (including related taxes and transaction costs); and

 (b)           such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)         Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

 (a)           such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

 (b)           such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)         Liens arising from Uniform Commercial Code (or similar state laws) financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)         Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14)         Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)         Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)         Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)         Liens securing Indebtedness incurred after the Issue Date and any Refinancing Indebtedness relating thereto (excluding any Liens securing any other Indebtedness Incurred after the Issue Date permitted under other clauses hereof) in an aggregate principal amount at any one time outstanding not to exceed $5.0 million; provided that the aggregate principal amount of Indebtedness secured by Liens on the Collateral permitted under clause (1) of the definition of Permitted Liens and this clause (17) shall not exceed $375.0 million;

(18)         Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15) and (18) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)         any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)         Liens under industrial revenue, municipal or similar bonds;

(21)         Liens in favor of the Company or any Guarantor;

(22)         Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred by Foreign Subsidiaries under Section 4.09;

(23)         Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(25)         Liens encumbering deposits made to secure obligations (other than Indebtedness) arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost, including expenses and taxes, of property or assets or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Record Date” for the interest payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Account pursuant to the Collateral Documents.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary (except that a Guarantor shall not refinance Indebtedness of a Restricted Subsidiary that is not a Guarantor)), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)           (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)           the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums required by the instruments governing such existing Indebtedness or premiums necessary to effectuate such refinancing and fees and expenses Incurred in connection therewith);

(4)           if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5)           Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Senior Secured Notes Security and Pledge Agreement, dated as of October 4, 2010, by and among the Company, the Guarantors and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.

“Senior Unsecured Pari Passu Indebtedness” means:

(1)           with respect to the Company, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Notes; and

(2)           with respect to any Guarantor, any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Treasury Rate” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 15, 2014; provided, however, that if the period from the redemption date to October 15, 2014 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2014 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)           BCS (unless and until redesignated as a Restricted Subsidiary in accordance with the terms of the Indenture);

(2)           any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

BCS shall be an Unrestricted Subsidiary from the Issue Date (unless and until redesignated as a Restricted Subsidiary in accordance with the terms of the Indenture) without any designation being required by the Board of Directors of the Company.  The Board of Directors of the Company may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)           such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)           all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)           such designation and the Investment of the Company in such Subsidiary complies with Section 4.07;

(4)           such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)           such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

 (a)           to subscribe for additional Capital Stock of such Person; or

 (b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary (other than BCS) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02       Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer”	4.10(c)
“Asset Disposition Offer Amount”	3.09(b)
“Asset Disposition Offer Period”	3.09(b)
“Asset Disposition Purchase Date”	3.09(b)
“Authentication Order”	2.02
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)
“Clearstream”	1.1(a) of Appendix A
“Collateral Disposition Offer”	4.10(a)
“Covenant Defeasance”	8.03
“Definitive Notes”	2.1(d) of Appendix A
“Definitive Notes Legend”	2.3(e) of Appendix A
“DTC”	2.03
“Event of Default”	6.01(a)
“Excess Collateral Proceeds”	4.10(a)
“Excess Proceeds”	4.10(b)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02
“Note Amount”	4.10(c)
“Note Register”	2.03
“OID Notes Legend”	2.3(e) of Appendix A
“Paying Agent”	2.03
“Premises”	10.05
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03
“Regulation S”	1.1(a) of Appendix A

Term	Defined in Section
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Restricted Payments”	4.07(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(c)

Section 1.03       Rules of Construction.

Unless the context otherwise requires:

(1)           a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)           the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)           “including” means including without limitation;

(9)           references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)           in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04       Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05       Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f)           The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(2).  If any record date is set pursuant to this paragraph, the Holders on such record date, and only such Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 13.02.

(g)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)           Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)           The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)           With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01        Form and Dating; Terms.

(a)           Provisions relating to the Initial Notes and Additional Notes and any other Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           Subject to Section 4.09 and Section 4.12, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Disposition Offer or Collateral Disposition Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14.  The Notes shall not be redeemable other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09 and Section 4.12.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02        Execution and Authentication.

(a)           At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)           A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)           On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time and from time to time, the Trustee shall upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Company.

Section 2.03       Registrar and Paying Agent.

(a)           The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)           The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as a custodian with respect to the Global Notes.

Section 2.04        Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05       Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06       Transfer and Exchange.

(a)           The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(d)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)           Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07           Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Company and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met.  If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Notes.

Section 2.08           Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(c).

(b)           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)           If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)           If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09        Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.  Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10        Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11        Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12       Defaulted Interest.

(a)           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Company shall promptly notify the Trustee of such special record date.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)           Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13        CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01        Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least fifteen Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.  If any such redemption is subject to compliance with a condition provided for herein, such Officer’s Certificate shall certify that such condition has been complied with or, in the case of a redemption under Section 3.07(c), shall certify, if such is the case, any conditions to be complied with prior to the redemption date. If any such future conditions are not so complied with, the Company shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

Section 3.02        Selection of Notes to Be Redeemed or Purchased.

(a)           If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and in any case subject to the rules and procedures of the Depositary in the case of Global Notes.  In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in whole multiples of $1,000; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03        Notice of Redemption.

(a)           Subject to Section 3.09, the Company shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12.  Except as set forth in Section 3.07(c), notices of redemption may not be conditional.

(b)           The notice shall identify the Notes (including CUSIP number) to be redeemed and shall state:

(1)          the redemption date;

(2)          the redemption price, including the portion thereof representing any accrued and unpaid interest; provided, that in connection with a redemption under Section 3.07(b), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)          if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed and, in case of a redemption under Section 3.07(c), any conditions to such redemption; and

(8)          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c)           At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least fifteen Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04       Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(c)).  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05       Deposit of Redemption or Purchase Price.

(a)           No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption or purchase date.  The Paying Agent shall promptly pay to each Holder of Notes to be redeemed or repurchased the applicable redemption or purchase price thereof and, subject as aforesaid, any accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)           If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06        Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07        Optional Redemption.

(a)           At any time prior to October 15, 2014, but no more than once in any twelve-month period, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each relevant Holder’s registered address, the Company may redeem in aggregate up to the 10% of the original principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b)           At any time prior to October 15, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each relevant Holder’s registered address, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(b), and the Trustee shall not be responsible for such calculation.

(c)           Prior to October 15, 2013, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 109.50% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (1) at least 65% of the original principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (2) such redemption occurs within 60 days of the date of closing of each such Equity Offering.  Any notice of redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d)           Except pursuant to clause (a), (b) or (c) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to October 15, 2014.

(e)           On and after October 15, 2014, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice pursuant to Section 3.03 at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2014	104.75%
2015	102.375%
2016 and thereafter	100.00%

(f)           If the redemption date pursuant to this Section 3.07 is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(g)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(h)          The Company or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, exchange offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08        Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09       Offers to Repurchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 4.10, the Company shall be required to commence a Collateral Disposition Offer or an Asset Disposition Offer, the Company shall follow the procedures specified below.

(b)           The Collateral Disposition Offer or Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall purchase the principal amount of Notes and Pari Passu Lien Indebtedness, in the case of a Collateral Disposition Offer, or Pari Passu Indebtedness, in the case of an Asset Disposition Offer, required to be purchased pursuant to Section 4.10 (the “Asset Disposition Offer Amount”), or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Lien Indebtedness, in the case of a Collateral Disposition Offer, or Pari Passu Indebtedness, in the case of an Asset Disposition Offer, validly tendered in response to the Collateral Disposition Offer or Asset Disposition Offer, as applicable.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)           If the Asset Disposition Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid on such Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Collateral Disposition Offer or Asset Disposition Offer.

(d)           Upon the commencement of a Collateral Disposition Offer or an Asset Disposition Offer, the Company shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Disposition Offer or Asset Disposition Offer, as applicable.  The Collateral Disposition Offer or Asset Disposition Offer, as applicable, shall be made to all Holders and, if required, all holders of Pari Passu Lien Indebtedness, in the case of a Collateral Disposition Offer, or all holders of Pari Passu Indebtedness, in the case of an Asset Disposition Offer.  The notice, which shall govern the terms of the Collateral Disposition Offer or Asset Disposition Offer, as applicable, shall state:

(1)           that the offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the offer shall remain open;

(2)           the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3)           that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Collateral Disposition Offer or Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to a Collateral Disposition Offer or an Asset Disposition Offer may elect to have Notes purchased only in a principal amount of $2,000 or in an integral multiple of $1,000 in excess thereof;

(6)           that Holders electing to have a Note purchased pursuant to any Collateral Disposition Offer or Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(7)           that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile transmission, letter or other form of notification acceptable to the Company, the Paying Agent and, if applicable, the Depositary setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased; and

(8)           that, if the aggregate principal amount of Notes and Pari Passu Lien Indebtedness, in the case of a Collateral Disposition Offer, or Pari Passu Indebtedness, in the case of an Asset Disposition Offer, surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable shall be purchased on a pro rata basis based on the aggregate principal amount of the Notes or such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable tendered and the selection of the Notes for purchase shall be made by the Trustee on a pro rata basis to the extent practicable, or to the extent that election on a pro rata basis is not practicable, by lot or another method in accordance with the procedures of the Depositary, although no Note having a principal amount of $2,000 shall be purchased in part.

(e)           On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Lien Indebtedness, in the case of a Collateral Disposition Offer, or Pari Passu Indebtedness, in the case of an Asset Disposition Offer, or portions thereof validly tendered and not validly withdrawn pursuant to the offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not validly withdrawn, all Notes and Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable so validly tendered and not validly withdrawn, in the case of the Notes in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase is not in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, then the portion of such Note so repurchased shall be reduced by the minimum amount such that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall deliver or cause to be delivered to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  In addition, the Company shall deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable.

(f)           The Paying Agent or the Company, as the case may be, shall promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or lender of Pari Passu Lien Indebtedness, in the case of Collateral Disposition Offer, or Pari Passu Indebtedness, in the case of an Asset Disposition Offer, as the case may be, an amount equal to the purchase price of the Notes or the Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable so validly tendered and not withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Collateral Disposition Offer or Asset Disposition Offer, as applicable, on or as soon as practicable after the Asset Disposition Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01       Payment of Notes.

(a)           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary, holds as of noon, New York City time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal of, premium, if any, and interest then due.

(b)           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02       Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of the Trustee in the Borough of Manhattan, The City of New York, as one such office or agency of the Company in accordance with Section 2.03, with an address (as of the date of this Indenture) at 101 Barclay Street, New York, New York 10286.

Section 4.03        Reports and Other Information.

(a)           Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Company will provide to the Trustee and the Holders of the Notes, within 15 days of the time periods specified in the relevant forms:

(1)         all quarterly and annual information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2)         all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b)           In addition, the Company and the Guarantors agree that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act and the Company shall also make such information available to securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

(c)           In addition, so long as any Notes are outstanding, the Company shall hold quarterly conference calls that are publicly accessible after the Company’s financial information for the prior fiscal period have been made available; provided that such conference calls shall be held no later than 10 days after the date that such financial information is required to be made available. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence, the Company shall issue a press release to the appropriate U.S. wire services announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain information on how to access such conference call.

(d)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial statements required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in management’s discussion and analysis of results of operations and financial condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e)           Any information filed with, or furnished to, the SEC shall be deemed to have been provided as required by this covenant, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this covenant. Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(f)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04       Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and the Guarantor are taking or propose to take with respect thereto).

(b)           The Company shall promptly (which shall be no more than 10 days following the date on which the Company becomes aware of any event which would constitute a Default) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05       Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06        Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07        Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)       declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any dividend or distribution paid in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a)           dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(b)           dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Common Stock on a pro rata basis);

(2)       purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)       make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Senior Unsecured Pari Passu Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a)           Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Company or any other Guarantor permitted under clause (4) of Section 4.09(b); or

(b)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Senior Unsecured Pari Passu Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(c)           repayments from time to time of advances outstanding under revolving credit facilities; or

(4)     make any Restricted Investment in any Person

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)           no Default shall have occurred and be continuing (or would result therefrom);

(B)           immediately after giving effect to such transaction on a pro forma basis, the Company is able to Incur $1.00 of additional Indebtedness under Section 4.09(a); and

(C)           the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (8), (9) and (10) of Section 4.07(b)), would not exceed the sum of, without duplication:

(i)           50% of Consolidated Net Income for the period (treated as one accounting period) from October 1, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)          100% of the aggregate Net Cash Proceeds and the fair market value, as determined in Good Faith by the Company, of marketable securities or other property received by the Company from the issue or sale of its Capital Stock (or, to the extent such proceeds are actually contributed to the Company, Capital Stock of the Company’s direct or indirect parent companies) (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(x)           Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)           Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with Section 3.07(c);

(iii)         the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than Indebtedness held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

(iv)         the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(x)           repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(y)           the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount, in each case under this clause (iv), was included in the calculation of the amount of Restricted Payments; provided, however,  that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

(b)           The provisions of Section 4.07(a) shall not prohibit:

(1)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Senior Unsecured Pari Passu Indebtedness, or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from Section 4.07(a)(C)(ii), it being understood that “substantially concurrent” shall mean that such purchase, repurchase, redemption, defeasance or other acquisition or retirement occurs within 60 days of the applicable sale, so long as a notice of purchase, repurchase, redemption, defeasance or other acquisition or retirement is issued with respect to the applicable Indebtedness or Obligations no later than the day after the closing of the applicable sale;

(2)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement (a) of Senior Unsecured Pari Passu Indebtedness or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or (b) of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations or (c) of Senior Unsecured Pari Passu Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Company or (d) of Senior Unsecured Pari Passu Indebtedness of a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Company or such Guarantor or Guarantor Subordinated Obligations of such Guarantor that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness, it being understood that “substantially concurrent” shall mean that such purchase, repurchase, redemption, defeasance or other acquisition or retirement occurs within 60 days of the applicable sale, so long as a notice of purchase, repurchase, redemption, defeasance or other acquisition or retirement is issued with respect to the applicable Indebtedness or Obligations no later than the day after the closing of the applicable sale;

(3)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness;

(4)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.14 or less favorable to the holders thereof or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10 or less favorable to the holders thereof; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer, Collateral Disposition Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer, Collateral Disposition Offer or Asset Disposition Offer;

(5)           any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10;

(6)           dividends or other distributions paid within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with the provisions of this Indenture;

(7)           so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $2.0 million per annum; and

(8)           other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (8) not to exceed $10.0 million;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), or (8), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           The amount of all Restricted Payments (other than cash) will be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company and any such determination shall be (x) delivered to the Trustee if such fair market value is estimated in Good Faith by the Company to exceed $5.0 million and (y) based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in Good Faith by the Company to exceed $10.0 million.

(d)           As of the Issue Date, all of the Company’s domestic Subsidiaries other than BCS will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08           Limitation on Restrictions on Distribution From Restricted Subsidiaries.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           (A) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)           make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)           sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)           The provisions of Section 4.08(a) will not prohibit:

(i)           any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes, the Guarantees, the Collateral Documents, the Intercreditor Agreement, the ABL Facility (and related documentation) and Hedging Obligations in effect on such date;

(ii)          any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Person on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(iii)          any encumbrance or restriction pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.08(b) or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (i) or (ii) of this Section 4.08(b) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable (as determined in Good Faith by the Company) in any material respect, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this Section 4.08(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(iv)         in the case of clause (3) of Section 4.08(a), any Liens permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(v)           (a) any purchase money obligations for property acquired in the ordinary course of business and (b) any Capitalized Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.08(a) on the property so acquired;

(vi)         any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vii)        any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(viii)       any customary provisions in joint venture partnership agreements, limited liability company organizational governance documents, and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(ix)          any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(x)           any encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xi)           any encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Guarantors in accordance with Section 4.09 that are not more restrictive, taken as a whole, than those applicable to the Company in either this Indenture or the ABL Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level); and

(xii)         any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are determined in Good Faith by the Company to not be materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are determined in Good Faith by the Company to not be materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Section 4.09        Limitation on Indebtedness.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Restricted Subsidiaries that are Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and after giving effect thereto on a pro forma basis:

(1)       the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)       no Default or Event of Default will be continuing or would occur as a consequence of Incurring the Indebtedness on entering into transactions relating to such incurrence.

(b)           The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1)       Indebtedness Incurred pursuant to Debt Facilities in an aggregate principal amount not to exceed the greater of (a) $125.0 million, less (i) the aggregate principal amount of all principal repayments actually made (in the case of repayments of the ABL Facility or other revolving Indebtedness, to the extent such repayments are permanent or accompanied by a reduction in commitments) under the Debt Facilities since the Issue Date with Net Available Cash from Asset Dispositions utilized in accordance with the fourth paragraph of Section 4.10(a) and Section 4.10(b)(iii), and (ii) the aggregate principal amount of any Additional Notes or Pari Passu Indebtedness issued pursuant to the proviso in Section 4.09(b)(2), and (b) the Borrowing Base;

(2)       Indebtedness (a) of the Company evidenced by the Notes issued on the Issue Date and of Guarantors evidenced by the Guarantees relating to such Notes, (b) of the Company evidenced by the Additional Notes or Pari Passu Indebtedness in an aggregate principal amount of not more than $75.0 million issued after the Issue Date and of Guarantors evidenced by the Guarantees relating to such Additional Notes or such Pari Passu Indebtedness and  (c) Refinancing Indebtedness in respect of Notes, Additional Notes and Pari Passu Indebtedness issued pursuant to subclause (a) or (b) of this Section 4.09(b)(2); provided that, in addition to the Additional Notes and Pari Passu Indebtedness contemplated by subclause (b), an additional aggregate principal amount of Additional Notes or Pari Passu Indebtedness not to exceed $25.0 million in aggregate amount may be issued pursuant to this  Section 4.09(b)(2) subject to a permanent corresponding reduction in the amount of Indebtedness that may be incurred pursuant to Section 4.09(b)(1)(a);

(3)       guarantees by (a) the Company or a Guarantor of Indebtedness permitted to be Incurred by the Company or a Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantee, as the case may be, and (b) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(4)       Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)         if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)         if a Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Guarantees of such Guarantor; and

(c)          (i)  any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)  any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company.

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(5)       any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (4), (7), (9), (10), (11) and (15) of Section 4.09(b)) outstanding on the Issue Date, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (5) or clause (6) or Incurred pursuant to Section 4.09(a);

(6)       Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6);

(7)       Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for the purpose of fixing, hedging or swapping the underlying exposure of the Company or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes);

(8)       Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed the greater of (x) $15.0 million and (y) 5% of Consolidated Net Worth at any one time outstanding;

(9)       Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations and performance, bid, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed);

(10)     Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

(a)         the maximum aggregate liability in respect of all such Indebtedness (other than liability for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b)         such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (10));

(11)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(12)     Indebtedness Incurred by the Company or its Restricted Subsidiaries in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities (other than for an obligation for money borrowed), in the ordinary course of business;

(13)     Indebtedness arising out of customer deposits in the ordinary course of business;

(14)     Indebtedness of the Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the sum of (A) 85% of the net book value of the accounts receivable of the Foreign Subsidiaries and (B) 50% of the net book value of the inventory of the Foreign Subsidiaries, in each case as of the most recent balance sheet date;

(15)     Indebtedness in an amount not to exceed $5.0 million guaranteed or incurred under BCS Master Revolving Note; and

(16)     in addition to the items referred to in clauses (1) through (15) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed $20.0 million.

(c)           The Company will not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Guarantor.

(d)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1)           in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and (b), the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later divide, classify or reclassify (based on circumstances in existence at the time of such reclassification or redivision) such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the Issue Date under the ABL Facility shall be deemed Incurred on the Issue Date under clause (1) of Section 4.09(b) and not Section 4.09(a) or clause (5) of Section 4.09(b) and may not later be reclassified;

(2)           any Indebtedness incurred under the ABL Facility pursuant to clause (1) of Section 4.09(b) shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, notwithstanding any provisions under the ABL Facility that provide that such Indebtedness is deemed to be borrowed, repaid and reborrowed daily (or otherwise periodically);

(3)           guarantees of, Liens on or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)           if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (1) of Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)           the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)           Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(7)           the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(8)           the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(e)           Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment or accretion of interest in the form of additional Indebtedness, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries (other than BCS) to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10         Limitation on Sales of Assets and Subsidiary Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of Collateral unless:

(i)            the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Disposition), as determined in Good Faith by the Company (including as to the value of all non-cash consideration), of the Collateral subject to such Asset Disposition;

(ii)           at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and, in the case of proceeds from the sale of First-Priority Collateral, is deposited directly into the Collateral Account; and

(iii)          the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as First-Priority Collateral to secure the Notes, in the case of an Asset Disposition of First-Priority Collateral, or as ABL Collateral, in the case of an Asset Disposition of ABL Collateral.

Any Net Available Cash deposited into the Collateral Account from any Asset Dispositions of First-Priority Collateral or Recovery Events relating to First-Priority Collateral (as described below) may be withdrawn by the Company or a Restricted Subsidiary to be invested by the Company or such Restricted Subsidiary in Additional Assets within 365 days of the date of such Asset Disposition or Recovery Event, which Additional Assets are thereupon with their acquisition added to the First-Priority Collateral securing the Notes.

All of the Net Available Cash received by the Company or such Restricted Subsidiary, as the case may be, from any Recovery Event relating to First-Priority Collateral shall be deposited directly into the Collateral Account and may be withdrawn by the Company or such Restricted Subsidiary to be invested in First-Priority Collateral (which may include performance of a restoration of the affected Collateral) in accordance with the preceding paragraph within 365 days of the date of such Recovery Event.

Any Net Available Cash from Asset Dispositions of Collateral or Recovery Events of Collateral that are not applied or invested as provided in this Section 4.10(a) will be deemed to constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Collateral Disposition Offer”) to all Holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Lien Indebtedness, to the holders of such Pari Passu Lien Indebtedness (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Lien Indebtedness, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes; provided, however, that to the extent the Excess Collateral Proceeds relate to Asset Dispositions of ABL Collateral, the Company may, prior to making a Collateral Disposition Offer, make a prepayment with respect to the maximum principal amount of Indebtedness that is secured by such Collateral on a first-priority basis that may be prepaid out of such Excess Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest, if any, thereon to the date of prepayment, with any Excess Collateral Proceeds not used to prepay such Indebtedness offered to Holders in accordance with this paragraph. To the extent that the aggregate amount of Notes so validly tendered and not validly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Company may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders and holders of any Pari Passu Lien Indebtedness exceeds the amount of Excess Collateral Proceeds, the Notes and Pari Passu Lien Indebtedness to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn.  Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

(b)          The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition (other than Asset Dispositions of Collateral, which shall be treated in the manner set forth in Section 4.10(a)) unless:

(i)           the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Disposition) as determined in Good Faith by the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(ii)          at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(iii)         an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows (it being understood that actions under clause (B) may occur prior to actions under clause (A)):

(A)        to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock, Subordinated Obligations and Guarantor Subordinated Indebtedness) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the date of such Asset Disposition; provided that the Company shall equally and ratably reduce obligations under the Notes as provided under Section 3.07, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(B)         to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition;

(C)         to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Notes and Pari Passu Indebtedness with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, thereon to the purchase date; and

(D)        to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose;

provided , however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

(c)           In the case of the second paragraph of Section 4.10(a) or Section 4.10(b)(iii)(B), if, during the 365-day period following the date of the Asset Disposition, the Company or such Restricted Subsidiary (x) enters into a written agreement committing it to apply such Net Available Cash in accordance with the requirements of the second paragraph of Section 4.10(a) or Section 4.10(b)(iii)(A) after such 365-day period or (y) has begun construction of such Additional Assets using such Net Available Cash and delivers an Officer’s Certificate to the Trustee certifying that such Net Available Cash has been budgeted toward such construction, then such 365-day period will be extended with respect to the amount of Net Available Cash so committed or so budgeted for a period, in each case not to exceed 180 days, until such Net Available Cash is required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement) or has been applied toward such construction, as the case may be.  In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.10(b)(iii)(C), the Company will be required to apply such Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition as follows: (A) the Company will make an offer to purchase (an “Asset Disposition Offer”) within ten Business Days of such time from all Holders in accordance with the procedures set forth in Section 3.09 in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount plus accrued and unpaid interest (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.09 with respect to the Asset Deposition Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Notes and Pari Passu Indebtedness tendered pursuant to the Asset Deposition Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Company for use in accordance with Section 4.10(b)(iii)(D). The Company shall only be required to make an Asset Deposition Offer for Notes pursuant to this Section 4.10 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.10(b)(iii)(A) and (b)(iii)(B)) (“Excess Proceeds”) exceeds $10.0 million (any lesser amounts shall be carried forward for purposes of determining whether an Asset Deposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)           The Collateral Disposition Offer or Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this Section 4.10 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Asset Disposition Offer, as applicable.

(e)           If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Collateral Disposition Offer or Asset Disposition Offer.

(f)            On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not validly withdrawn pursuant to the Collateral Disposition Offer or Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not validly withdrawn, in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the Notes. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not validly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of each Collateral Disposition Offer or Asset Disposition Offer, as the case may be, on the applicable Asset Disposition Purchase Date.

(g)           For the purposes of this Section 4.10, the following shall be deemed to be cash:

(i)            the assumption of Indebtedness of the Company (other than Disqualified Stock, Subordinated Obligations or Senior Unsecured Pari Passu Indebtedness) or Indebtedness of any Restricted Subsidiary (other than Guarantor Subordinated Indebtedness, Disqualified Stock or Senior Unsecured Pari Passu Indebtedness of any Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness; and

(ii)           securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 120 days by the Company or such Restricted Subsidiary into cash.

Upon the completion of the application of the Net Available Cash from any Asset Disposition pursuant to clauses (a) or (b) of this Section 4.10, the amount of Net Available Cash attributable to such Asset Disposition shall be deemed to be zero.

(h)           The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Company set forth under this Section 4.10.

Section 4.11         Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)       the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)       in the event such Affiliate Transaction, or series of related Affiliate Transactions, involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)       in the event such Affiliate Transaction or series of related Affiliate Transactions, involves an aggregate consideration in excess of $15.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

(b)           The provisions of Section 4.11(a) will not apply to:

(1)       any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.09;

(2)       any Permitted Lien or any Restricted Payment permitted to be made pursuant to Section 4.07 and the definition of “Permitted Investments” (other than pursuant to clauses (2), (13) and (14) thereof);

(3)       any employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

(4)       reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in Good Faith by the Company’s Board of Directors or senior management;

(5)       the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted pursuant to this clause (5) to the extent that its terms are not more disadvantageous to the Holders of the Notes in any material respect, as determined in Good Faith by the Company, than the terms of the agreements in effect on the Issue Date (it being understood that any future amendment, modification, supplement, extension or renewal that does not qualify for the exception provided by this clause (5) may nevertheless be permitted under the first paragraph of this covenant; provided the requirements of such first paragraph are satisfied);

(6)       any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided, that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders, as determined in Good Faith by the Company, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger); and

(7)       any transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture.

Section 4.12         Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, including any guarantee of such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom. In addition, if the Company or any Guarantor, directly or indirectly, shall create, incur or suffer to exist any Lien securing ABL Obligations or any other first-priority Lien on ABL Collateral, the Company or such Guarantor, as the case may be, must concurrently grant at least a second-priority Lien, subject to Permitted Liens, upon such property as security for the Notes and the Guarantees.

Section 4.13         Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14         Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall mail a notice (the “Change of Control Offer”) to each Holder at the address appearing in the security register, with a copy to the Trustee, stating:

(1)           that a Change of Control Offer is being made and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)           the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)           that Notes must be tendered in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)           that unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission, letter or other form of notification acceptable to the Company, the Paying Agent and, if applicable, the Depositary setting forth the name of the Holder of the Notes, the aggregate principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)           that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)           the other instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)           On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes (equal to $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)           The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple in excess of $1,000.  The Company will publicly announce or post on its website the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)           If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(e)           The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned upon and prior to the occurrence of a Change of Control pursuant to this Section 4.14(e)).

A Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)           The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(g)          Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Section 3.02, 3.05 and 3.06.

Section 4.15         Additional Guarantees.

(a)          The Company shall cause each Restricted Subsidiary that guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Guarantor to:

(1)      execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior secured basis and all other obligations under this Indenture; and

(2)      deliver to the Trustee an Opinion of Counsel to the effect that:

(A)        such Guarantee has been duly executed and authorized; and

(B)         such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(b)          Each Restricted Subsidiary that becomes a Guarantor on or after the Issue Date shall also become a party to the applicable Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the First-Priority Collateral and the ABL Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but no greater scope)) as may be necessary to vest in the Collateral Agent a perfected first- or second-priority security interest, as the case may be (subject to Permitted Liens), in properties and assets that constitute Collateral as security for the Notes or the Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such first- or second-priority security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent; provided, further, however, that if after the use of commercially reasonable efforts, such third party does not consent, to the first- or second-priority security interest on an asset or property that would constitute as immaterial portion of the Collateral, the Guarantor will not be required to provide such security interest.

Section 4.16         Limitation on Lines of Business.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

ARTICLE 5

SUCCESSORS

Section 5.01         Merger, Consolidation or Sale of All or Substantially All Assets.

(a)          The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)      the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia; provided, that if at any time the Company or the Successor Company is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(2)      the Successor Company (if other than the Company) expressly assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3)      immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)      immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period:

(a)         the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(b)         the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)      each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(6)      the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and, if any supplement to any Collateral Document is required in connection with such transaction, that such supplement complies with the applicable provisions of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)          Notwithstanding the preceding clauses (3) and (4) of Section 5.01(a):

(1)          any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.01(a)(6); and

(2)          the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another state or territory of the United States or the District of Columbia to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(c)          In addition, the Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not the Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1)          if such entity remains a Guarantor:

(a)         the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(b)         the Successor Guarantor, if other than such Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Guarantee, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(c)         immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and

(d)         the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2)          the transaction is made in compliance with Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), to the extent applicable.

(d)          Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to another Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Guarantor in another state or territory of the United States or the District of Columbia, as long as the amount of Indebtedness of such Guarantor and its Restricted Subsidiaries is not increased thereby.

(e)          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(f)          The Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Guarantee. Any amounts that are accrued by a Successor Company (if other than the Company) or a Successor Guarantor (if other than an existing Guarantor) prior to the date that such Person consolidates with or merges with or into or winds up into the Company or such Guarantor, as the case may be, shall not be included for the purpose of calculating amounts described in clauses (C)(i), (C)(ii), (C)(iii) and (C)(iv) of Section 4.07(a).

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

(a)          Each of the following is an Event of Default:

(1)      default in any payment of interest on any Note when due, continued for 30 days;

(2)      default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)      failure by the Company or any Guarantor to comply with its obligations under Section 5.01;

(4)      failure by the Company or any Guarantor to comply for 60 days after notice as provided below with any of its obligations under Article 4 (in each case, other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above and other than a failure to comply with Section 5.01, which is covered by clause (3));

(5)      failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or under the Notes, the Collateral Documents and the Intercreditor Agreement;

(6)      default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)         is caused by a failure to pay principal of such Indebtedness at its stated maturity or due date (after giving effect to any applicable grace periods); or

(b)         results in the acceleration of such Indebtedness prior to its stated final, maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 60 days);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)      failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $20.0 million (net of any amounts that is covered by insurance issued by a reputable and creditworthy insurance company (as determined in the Good Faith by the Company)), which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final;

(8)          the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)        commences proceedings to be adjudicated bankrupt or insolvent;

(B)         consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)         consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)         makes a general assignment for the benefit of its creditors; or

(E)         generally is not paying its debts as they become due;

(9)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)        is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)         appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C)         orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(10)     any (x) Guarantee, (y) Collateral Document governing a security interest with respect to any Collateral having a fair market value in excess of $5.0 million or (z) obligation under the Intercreditor Agreement, in each case, of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Guarantee, any Collateral Document or the Intercreditor Agreement and the Company fails to cause such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days; or

(11)     with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture or the Intercreditor Agreement and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, except in each case for the failure or loss of perfection resulting from the failure of the Collateral Agent to make filings, renewals and continuations (or other equivalent filings) which are required to be made or the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

However, a default under clauses (4), (5) or (11)(A) or (B) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4), (5) or (11)(A) or (B) of Section 6.01 after receipt of such notice.

Section 6.02         Acceleration.

(a)           If any Event of Default (other an Event of Default specified in clause (8) or (9) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

(b)           In the event of a declaration of acceleration of the Notes because an Event of Default pursuant to clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)           Notwithstanding the foregoing, in case an Event of Default under clause (8) or (9) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(d)           The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes and its consequences if (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely because of the acceleration) have been cured or waived.

Section 6.03        Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04        Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1)           a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Collateral Disposition Offer, an Asset Disposition Offer or a Change of Control Offer); and

(2)           a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, that subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default, that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05        Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Guarantees, the Collateral Documents or the Intercreditor Agreement or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity reasonably satisfactory to it.

Section 6.06        Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee an indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07        Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Disposition Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel.

Section 6.09        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12        Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13        Priorities.

(a)           With respect to the First-Priority Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents, and the Intercreditor Agreement (including any money or property deposited into the Collateral Account in connection therewith), it shall pay out the money in the following order:

(1)           to the Trustee and its agents and outside attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Intercreditor Agreement;

(2)           to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

(3)           to the administrative agent under the ABL Facility for amounts due and unpaid under the ABL Facility until the obligations thereunder are paid in full; and

(4)           to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

(b)           With respect to the ABL Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents, the Intercreditor Agreement, or the collateral documents relating to the ABL Collateral, it shall pay out the money in the following order:

(1)           to the Trustee and its agents and outside attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)           to the administrative agent under the ABL Facility for amounts due and unpaid under the ABL Facility until the obligations thereunder are paid in full;

(3)           to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(4)           to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

(c)           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

Section 6.14        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01        Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee a reasonable indemnity or security satisfactory to it against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02        Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled upon reasonable notice during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or a reasonable indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)           The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03        Individual Rights.

The Trustee, any Agent or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee, such Agent or the Collateral Agent.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04        Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Guarantees, the Collateral Documents or the Intercreditor Agreement, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.

Section 7.05        Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if a Trust Officer of the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06        Reports by Trustee to Holders of the Notes.

Within 60 days after each October 15, beginning with October 15, 2011, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).  To the extent that this Indenture is required to be qualified under the Trust Indenture Act in connection with an issuance of Additional Notes in a registered offering or otherwise, the Company and the Trustee shall also comply with Section 313(d) of the Trust Indenture Act.  The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07        Compensation and Indemnity.

(a)           The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel.  The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)           The Company and the Guarantors, jointly and severally, shall indemnify the Trustee, including its officers, directors, employees and agents, for, and hold each of the Trustee, including its officers, directors, employees and agents, and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) and taxes (other than taxes based upon or determined by income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement (including the costs and expenses of enforcing this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)           Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a) (8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08        Replacement of Trustee or the Collateral Agent.

(a)           A resignation or removal of the Trustee or the Collateral Agent and appointment of a successor Trustee or a successor Collateral Agent shall become effective only upon the successor Trustee’s or successor Collateral Agent’s acceptance of appointment as provided in this Section 7.08.  The Trustee or the Collateral Agent may resign in writing at any time by giving 30 days prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or the Collateral Agent, as the case may be, and the Company in writing.  The Company may remove the Trustee or the Collateral Agent if:

(1)           in the case of the Trustee, the Trustee fails to comply with Section 7.10;

(2)           the Trustee or the Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or the Collateral Agent under any Bankruptcy Law;

(3)           a receiver or public officer takes charge of the Trustee or the Collateral Agent, as the case may be, or its property; or

(4)           the Trustee or the Collateral Agent, as the case may be, becomes incapable of acting.

(b)           If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent for any reason, the Company shall promptly appoint a successor Trustee or a successor Collateral Agent, as the case may be.  Within one year after the successor Trustee or successor Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or successor Collateral Agent to replace it with another successor Trustee or successor Collateral Agent.

(c)           If a successor Trustee or a successor Collateral Agent does not take office within 60 days after the retiring Trustee or Collateral Agent resigns or is removed, the retiring Trustee or Collateral Agent (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as the case may be.

(d)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Agent and to the Company.  Thereupon, the resignation or removal of the retiring Trustee or Collateral Agent shall become effective, and the successor Trustee or Collateral Agent shall have all the rights, powers and duties of the Trustee or the Collateral Agent under this Indenture.  The successor Trustee or Collateral Agent shall mail a notice of its succession to Holders.  The retiring Trustee or Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or Collateral Agent; provided that all sums owing to the Trustee or the Collateral Agent, as the case may be, hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Collateral Agent.

(f)           As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09        Successor by Merger, etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association, without any further act shall be the successor Trustee or Collateral Agent, subject to Section 7.10.

Section 7.10        Eligibility; Disqualification.

(a)           There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)           This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11        Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02        Legal Defeasance and Discharge.

(a)           Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes issued under this Indenture to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;

(2)           the Company’s obligations with respect to the Notes issued under this Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and Guarantors’ obligations in connection therewith; and

(4)           this Section 8.02.

If the Company exercises the legal defeasance, the Liens on the Collateral will be released and Guarantees in effect at such time will terminate.

(b)           Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)           Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03        Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.16, clause (4) of Section 5.01(a) and Section 9.07, with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture, the outstanding Notes and the Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, such Notes and such Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(2) (only to the extent relating to Sections 3.09, 4.10 and 4.14), 6.01(a)(3) (only to the extent due to the failure of the Company to comply with Section 5.01(a)(4)), 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary), 6.01(a)(9) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary) 6.01(a)(10) and 6.01(a)(11), in each case shall not constitute Events of Default.

If the Company exercises the Covenant Defeasance, the Liens on the Collateral will be released and Guarantees in effect at such time will be released.

Section 8.04        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6)           the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)           the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8)           the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05        Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

(b)           The Company and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders.

(a)           Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee or the Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement to:

(1)           cure any ambiguity, omission, defect or inconsistency, which amendment shall not adversely affect the interests of the Holders in any material respect;

(2)           provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement;

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)           add Guarantees with respect to the Notes or release a Guarantor from its obligations under its Guarantee in accordance with the applicable provisions of this Indenture;

(5)           add additional assets as Collateral to secure the Notes and the Guarantees;

(6)           release Liens in favor of the Collateral Agent in the Collateral as provided in Section 10.06 or otherwise in accordance with the terms of this Indenture, Collateral Documents or the Intercreditor Agreement;

(7)           add to the covenants of the Company or the Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or one or more of the Guarantors;

(8)           make any change that does not adversely affect the rights of any Holder in any material respect;

(9)           provide for the appointment of a successor Trustee or Collateral Agent; provided that the successor Trustee or Collateral Agent is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)           provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(11)           conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of notes” of the Offering Memorandum to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees; or

(12)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)           The Holders shall be deemed to have consented for purposes of the Collateral Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Collateral Documents and the Intercreditor Agreement:

(1)           (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Indebtedness that are Incurred in compliance with the ABL Facility, the Indenture and the Collateral Documents, (B) to establish that the Liens on any First-Priority Collateral securing such Pari Passu Lien Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such First-Priority Collateral securing the Obligations under this Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any ABL Collateral securing such Pari Passu Lien Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the Obligations under this Indenture and the Notes and junior and subordinated to the Liens on such ABL Collateral securing any obligations under the ABL Facility, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;

(2)           (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is Incurred in compliance with the ABL Facility and this Indenture and the Collateral Documents, (B) to establish that the Liens on any ABL Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the obligations under the ABL Facility and senior to the Liens on such ABL Collateral securing any obligations under this Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any First-Priority Collateral securing such Indebtedness shall be junior and subordinated to the Liens on such First-Priority Collateral securing any obligations under this Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(3)           to establish that the Liens on any ABL Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under Section 4.09(b)(1) shall be senior to the Liens on such ABL Collateral securing any obligations under this Indenture, the Notes and the Guarantees, which obligations shall continue to be secured on a first-priority basis by the First-Priority Collateral and on a second-priority basis on the ABL Collateral; and

(4)           upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Collateral shall become First-Priority Collateral.

Any such additional party and the Trustee and the Collateral Agent shall be entitled to rely upon an Officer’s Certificate and an Opinion of Counsel certifying that such Pari Passu Lien Indebtedness or Indebtedness, as the case may be, was issued or borrowed in compliance with the ABL Facility, the Indenture and the Collateral Documents.

(c)           Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02        With Consent of Holders.

(a)           Except as provided in Section 9.01 but subject to Section 9.02(e), the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)           Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e)           Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)           reduce the rate of or extend the stated time for payment of interest on any Note;

(3)           reduce the principal of or change the Stated Maturity of any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued under this Indenture (except a rescission of acceleration of the Notes issued under this Indenture by the Holders of at least a majority in aggregate principal amount of the Notes issued under this Indenture with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)           reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Section 3.07, 4.10 or 4.14, whether through an amendment or waiver of provisions in the covenants or otherwise; provided that the provisions under this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes prior to the occurrence of the relevant Change of Control;

(6)           make any Note or Guarantee payable in money other than that stated in the Note;

(7)           impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)           make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;

(9)           modify the Guarantees in any manner, taken as a whole, materially adverse to the Holders; or

(10)         release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in compliance with the terms thereof.

In addition, without the consent of the Holders of at least 75% in principal amount of Notes then outstanding, no amendment, supplement or waiver may:

(1)           modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement; or

(2)           modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

(f)           A consent to any amendment, supplement or waiver of this Indenture, any Guarantee and the Notes by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

Section 9.03        Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04        Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)           The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05        Notation on or Exchange of Notes.

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06        Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee or the Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as the case may be.  In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07        Payment for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01        The Collateral.

(a)           The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07 and Section 8.05(b) herein, and the Notes and the Guarantees thereof and the Collateral Documents, shall be secured by (i) first-priority Liens and security interests and (ii) second-priority Liens and security interests, in each case subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement.  The Company and the Guarantors hereby agree that the Collateral held by the Collateral Agent will be held in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and the Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreement.  The Bank of New York Mellon Trust Company, N.A. is hereby appointed as the Collateral Agent.

(b)           Each Holder, by its acceptance of any Notes and the Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agrees to the appointment of the Collateral Agent and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith.

(c)           The Trustee and each Holder, by accepting the Notes and the Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.

Section 10.02        Further Assurances.

(a)           The Company will, and will cause each Guarantor to, at their sole expense, do or cause to be done all acts and things which may be reasonably necessary, and do such acts if requested by the Trustee or the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Guarantees thereof and the Trustee, duly created, enforceable and perfected first- or second-priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b)           As necessary, or upon request of the Trustee, the Company shall, and shall cause each Guarantor to, at their sole expense, execute, acknowledge and deliver such Collateral Documents, and the Intercreditor Agreement, instruments, certificates, notices and other documents and take such other actions as shall be necessary or which the Collateral Agent or the Trustee may reasonably request to create, perfect, protect, assure, transfer, confirm or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture, the Collateral Documents and the Intercreditor Agreement for the benefit of the Holders of the Notes and the Guarantees thereof and the Trustee, including with respect to after-acquired Collateral, to the extent required hereunder and thereunder.  If the Company or such Guarantor fails to do so, the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Company or such Guarantor, but the Trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

Section 10.03        After-Acquired Property.

(a)           Subject to Permitted Liens and the terms of the Collateral Documents, upon the acquisition by the Company or any Guarantor after the Issue Date of (1) any after-acquired real property or any equipment or fixtures, including accretions, additions or technological upgrades to the equipment or fixtures with a book value or fair market value in excess of $1.0 million that, in any such case, form part of the First-Priority Collateral or ABL Collateral, as applicable, or (2) shares of capital stock of BCS as a result of which it becomes a wholly-owned direct or indirect Subsidiary of the Company or (3) any Additional Assets out of the Net Cash Proceeds from any issuance of Additional Notes or other Indebtedness or in compliance with Section 4.10, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, information, documentation or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property, shares and/or Additional Assets (other than Excluded Assets) and to have such property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

(b)           In addition, if, after the Issue Date, the Company or any Restricted Subsidiary grants any Lien on any leasehold interest in real property, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, title insurance, certificates and Opinions of Counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such leasehold interest and to have such leasehold interest added to the Collateral, and thereupon all provisions of this Indenture, the Notes, the Security, and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such leasehold interest to the same extent and with the same force and effect.

Section 10.04        Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders of the Notes with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Guarantees, the Collateral Documents, and the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

Section 10.05        Real Estate Mortgages and Filings.

With respect to any fee interest in any real property owned by the Company or any Guarantor on the Issue Date or acquired by the Company or a Guarantor after the Issue Date (individually and collectively, the “Premises”), within 60 days of later of the Issue Date or the date of acquisition:

(a)           the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first-priority Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(b)           the Company shall deliver, or shall cause the Guarantors to deliver, to Collateral Agent a mortgagee’s title insurance policy (or policies) or marked up signed title commitment pursuant to a “New York” style real estate closing with the title insurance company; each such policy or commitment shall (A) be in an amount equal to 110% of the fair market value of such Premises; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first priority lien and security interest in each such Premises, constituting First-Priority Collateral free and clear of all defects and encumbrances, except for Permitted Liens; (D) name the Collateral Agent for the benefit of the Holders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 2006 (or equivalent policies); (F) contain customary endorsements and affirmative coverage for the benefit of the Collateral Agent, but only to the extent such endorsements and affirmative coverage are available in the applicable jurisdiction where the applicable Premises are located; and (G) be issued by title companies (including any such title companies acting as co-insurers or reinsurers) and be accompanied by evidence that all premiums in respect of such policy or commitment, all charges for mortgage recording tax and all related expenses, if any, have been paid; and

(c)           the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises, such filings, surveys, (or any survey updates or affidavits relating to any existing surveys that the title company may reasonably require in connection with the issuance of title policies referenced to in clause (b) above), zoning reports, local counsel opinions, and fixture filings, along with such other documents, instruments, certificates and agreements, as are customary in a transaction of this type, provided, however, that the Sarasota Facility, which is currently offered for sale, shall not be subject to the foregoing mortgage requirements unless the sale of the Sarasota Facility is not consummated within six months from the Issue Date. In the event the sale of the Sarasota Facility is not consummated within such six month period, the Company shall have 60 days from the end of such six month period to comply with the foregoing mortgage requirements with respect to the Sarasota Facility.

Section 10.06        Release of Liens on the Collateral.

(a)           The Liens on the Collateral will be released with respect to the Notes:

(1)        in whole, upon payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on the Notes;

(2)        in whole, upon satisfaction and discharge of this Indenture as set forth in Section 12.01 hereof;

(3)        in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8 hereof;

(4)        in part, as to any property constituting Collateral:

(A)          that is sold or otherwise disposed of by the Company or any of the Guarantors in a transaction permitted by Section 4.10 and by the Collateral Documents (to the extent of the interest sold or disposed of) or otherwise not prohibited by this Indenture and the Collateral Documents;

(B)          that is cash or Net Available Cash withdrawn from the Collateral Account for any one or more purposes permitted by Section 4.10(a) or for any other expenditures not prohibited by this Indenture; or

(C)          otherwise in accordance with, and as expressly provided for under, this Indenture, the Intercreditor Agreement or the Collateral Documents;

(5)        in whole as to all Collateral that is owned by a Guarantor that is released from its Guarantee in accordance with this Indenture;

(6)        with the consent of Holders of seventy-five percent (75%) in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes); and

(7)        with respect to assets that become Excluded Assets.

(b)           With respect to the release of Premises that constitute First-Priority Collateral, the Company and each Guarantor will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents and this Indenture:

(1)           an Officer’s Certificate requesting such release;

(2)           an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with;

(3)           a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee).

Upon compliance by the Company or the Guarantors, as the case may be, with the conditions precedent set forth above, and upon delivery by the Company or such Guarantor to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or the Guarantors, as the case may be, the released Collateral.

(c)           The Company shall comply with Section 314(b)(2) of the Trust Indenture Act; provided that to the extent that this Indenture is not qualified under the Trust Indenture Act, the Company shall not be required to deliver any Opinion of Counsel pursuant to such Section 314(b)(2) with respect to the maintenance of the Lien of any Mortgage. To the extent that this Indenture is required to be qualified under the Trust Indenture Act in connection with an issuance of Additional Notes in a registered offering or otherwise, the Company shall fully comply with Sections 314(b) and (d) of the Trust Indenture Act, but the Company shall not be required to comply with such sections prior to the time that it is required to be qualified under the Trust Indenture Act, except as provided in the preceding sentence. For purposes of the Trust Indenture Act, the release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement or upon the termination of this Indenture.

Section 10.07        Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)           Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it may deem necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)           The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or Collateral Agent in good faith.

(c)          Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company and each Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(A)          a request from the Company that such Collateral be added;

(B)          the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper; provided that any such changes or such form are satisfactory to the Trustee or the Collateral Agent;

(C)          an Officer’s Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(D)          an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into; and

(E)           such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)          The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreement, shall receive, as a condition to such consent or approval, an Officer’s Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate and Opinion of Counsel.

Section 10.08        Collateral Account.

(a)           The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b)           Prior to the Issue Date, the Collateral Agent shall have established the Collateral Account, which shall at all times hereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Collateral Agent. The Collateral Account shall be a trust account and shall be established and maintained by the Collateral Agent at one of its corporate trust offices (which may include the New York corporate trust office), and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Collateral Agent from Asset Dispositions of Collateral, Recovery Events, foreclosures of or sales of the Collateral, issuances of Additional Notes and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account, in the case of proceeds from First-Priority Collateral, and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Indenture (including, without limitation, Section 2.01(a), Section 4.10, Section 6.13 and Section 10.08(a)).

(c)           Pending the distribution of funds in the Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Collateral Agent in writing to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Company may direct the Collateral Agent to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Account shall be credited to the Collateral Account. The Collateral Agent shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 10.08(c).

ARTICLE 11

GUARANTEES

Section 11.01        Guarantee.

(a)           Subject to this Article 11, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior secured basis, to each Holder and to the Trustee (on behalf of each such Holder) and its successors and assigns, that: (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.

(c)           Each Guarantor also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, or any Holder in enforcing any rights under this Section 11.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee, or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)           Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03        Execution and Delivery.

(a)           To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)          Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)           If required by Section 4.15, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 11, to the extent applicable.

Section 11.04        Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 11.05        Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06        Release of Guarantees.

(a)           A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Guarantee, upon:

(1)       (A) (i) in the case of the Guarantee of a Guarantor that is a Restricted Subsidiary, any sale, exchange, transfer or disposition (whether by merger, consolidation or the sale of) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) the sale of all or substantially all the assets (other than by lease) of such Guarantor, whether or not such Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 4.10 (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Article 5 and (y) all the obligations of such Guarantor under all Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;

(B)          the release or discharge of such Guarantor from its guarantee of Indebtedness of the Company and the Guarantors under the ABL Facility (including by reason of the termination of the ABL Facility), all other Indebtedness of the Company and its Restricted Subsidiaries and/or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes, if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (and treating any guarantees of such Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such guarantee; provided that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Guarantor under Section 4.09, such Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09;

(C)          the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(D)          the Company exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2)       In the case of clauses (1)(A) and (1)(D) above only, such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

(b)          At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01        Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)         either:

(a)
all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)
all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)         no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material agreement or instrument to which the Company is a party or by which the Company or any Guarantor is bound;

(3)         the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)         the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 12.02        Application of Trust Money.

(a)           Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)           If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01        Trust Indenture Act Controls Under Certain Circumstances.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 13.02        Notices.

(a)           Any notice or communication to the Company, any Guarantor, the Trustee or the Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ address:

If to the Company and/or any Guarantor:

c/o Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484
Fax No.:  (330) 856-3618
Attention:  George E. Strickler

With a copy to:

Baker & Hostetler LLP
PNC Center
1900 East 9th Street, Suite 3200
Cleveland, Ohio 44114-3482
Fax No: (216) 696.0740
Email:  RLoesch@bakerlaw.com
Attention:  Robert Loesch

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Fax No.:  (312) 827-8542
Email:  Yolanda.Ash@bnymellon.com
Attention:  Corporate Trust Administration

If to the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Fax No.:  (312) 827-8542
Email:  Yolanda.Ash@bnymellon.com
Attention:  Corporate Trust Administration

The Company, any Guarantor, the Trustee or the Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)           The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)           If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Company mails a notice or communication to all Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03        Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Intercreditor Agreement or any of the Collateral Documents, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent:

(1)           an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this section shall be required in connection with the issuance of Notes on the Issue Date.

Section 13.05        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07        No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, Officer, employee, incorporator, stockholder or controlling Person of the Company or any of the Guarantors or any of their parent companies, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Section 13.08        Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09        Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10        Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.11        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06.

Section 13.13        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14        Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16        U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as they may request in order for them to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.17        Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.18        Consent to Jurisdiction.

The Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to this Indenture, and the Company and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Trustee or Collateral Agent or of any Holder to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Company or any Guarantor against the Trustee or Collateral Agent or any affiliate of the Trustee or Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Indenture shall be brought only in a court in New York, New York.

[Signatures on following page]

ISSUER

STONERIDGE, INC.

By:	/s/ George E. Strickler
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Name:	George E. Strickler

GUARANTORS

STONERIDGE CONTROL DEVICES, INC.

By:	/s/ George E. Strickler
Title:	Vice President and Treasurer
Name:	George E. Strickler

STONERIDGE ELECTRONICS, INC.

By:	/s/ George E. Strickler
Title:	Vice President and Treasurer
Name:	George E. Strickler

Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Yolanda Ash
Title:	Associate
Name:	Yolanda Ash

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Yolanda Ash
Title:	Associate
Name:	Yolanda Ash

Indenture

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1           Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Transfer Restricted Note” means any Note bearing the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes”	2.1(d)
“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1           Form and Dating

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, as set forth below, IAIs in accordance with Rule 501.

(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered from RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered from RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered from RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall only be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note prior to the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) below.

(c)  Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

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The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes (“Definitive Notes”).

Section 2.2           Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $175,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.3           Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

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(A)  if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)  if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)  if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) (A)  certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and Opinion Counsel as the Company shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the applicable Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

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(c)  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Note from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available) under the Securities Act, or another applicable exemption from registration under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.  In the case of a transfer of a beneficial interest in either the Regulation S Global Note (to the extent provided in Section 2.3(d)) or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)  Neither the Trustee nor the Registrar shall have any responsibilities with respect to the transfer of beneficial interests within one Global Note.

(d)  Restrictions on Transfer of Regulation S Global Note.  (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) pursuant to an effective registration statement under the Securities Act, (3) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (4) in an offshore transaction in accordance with Regulation S, (5) to an IAI purchasing for its own account, or for the account of an IAI, in a minimum aggregate principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (6) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, in each case in accordance with any applicable securities laws of any state of the United States of America.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum aggregate principal amount of the Notes of $250,000.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.  In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

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(ii)  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Note to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.  If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES:  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

6

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Any Additional Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES.  UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.  HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT STONERIDGE, INC., 9400 EAST MARKET STREET, WARREN, OHIO 44484, (FAX:  (330) 856-3618).

(ii)  Subject to Section 2.3(e)(v), upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Note).

(iii)  Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(iv)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(v)  Notwithstanding anything else to the contrary in this Appendix A, the one-year resale restriction period set forth in the Restricted Notes Legend may be extended, in the Company’s discretion, in the event of one or more issuances of Additional Notes pursuant to Section 2.01 of the Indenture.  The Restricted Notes Legend (including the restrictions on resale specified thereon) may be removed solely in the Company’s discretion and at the Company’s direction.

(f)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

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(g)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)           Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note.  Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Company or any Affiliate of the Company was the owner of such Note or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Company or any Affiliate of the Company was the owner of such Note, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may (A) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with DTC, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (III) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (IV) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged.  At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Company) to each Holder at such Holder’s address appearing in the Note Register.  Notwithstanding anything to the contrary in this Section 2.3, during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(h) shall be permitted without the prior written consent of the Company.  As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note that is a Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange.  The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate.  Upon such exchange of beneficial interests pursuant to this Section 2.3(h), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange.  The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

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Section 2.4	Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.  In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

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(c)  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A
[FORM OF FACE OF NOTE]

[INSERT IN TRANSFER RESTRICTED NOTE:  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES:  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]]

[INSERT IN GLOBAL NOTE:  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

 [INSERT IN DEFINITIVE NOTES:  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[IF APPLICABLE FOR ANY ADDITIONAL NOTE: THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES.  UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.  HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT STONERIDGE, INC., 9400 EAST MARKET STREET, WARREN, OHIO 44484, (FAX:  (330) 856-3618).]

CUSIP [                     ]
ISIN [                     ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

9.5% Senior Secured Notes due 2017

No. R[A][S][IAI]	[Up to] [$______________]

STONERIDGE, INC.

promises to pay to [CEDE & CO.]2 or registered assigns [$_____ (_____ Dollars)]3 [the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]2 on October 15, 2017.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

Reference is made to further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note CUSIP: 86183P AE2
Rule 144A Note ISIN:  US86183PAE25
Regulation S Note CUSIP:  U8598Y AC7
Regulation S Note ISIN:  USU8598YAC76
IAI Note CUSIP: 86183P AF9
IAI Note ISIN: US86183PAF99

[2]	Insert in Global Notes

[3]	Insert in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

STONERIDGE, INC.
By
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By
By:
Authorized Signatory

Dated:

Reverse Side of Note

9.5% Senior Secured Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  Stoneridge, Inc., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.5% per annum from and including October 4, 2010 until maturity.  The Company shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (except to the extent provided in Section 13.17 of the Indenture) (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of original issuance; provided that the first Interest Payment Date shall be April 15, 2011.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes plus 2.0% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes plus 2.0% per annum.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.           METHOD OF PAYMENT.  The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company or any of its Subsidiaries may act in any such capacity.

4.           INDENTURE.  The Company issued the Notes under an Indenture, dated as of October 4, 2010 (the “Indenture”), among Stoneridge, Inc., the Guarantors named therein, the Trustee and the Collateral Agent.  This Note is one of a duly authorized issue of Notes of the Company designated as its 9.5% Senior Secured Notes due 2017.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01, subject to compliance with Section 4.09 and Section 4.12 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Indenture.

5.           REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.           AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees, the Notes, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

9.           DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.           AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.           GUARANTEES AND SECURITY.  Pursuant to the Indenture, the Guarantors have jointly and severally guaranteed payment of principal of, premium (if any) and interest on the Notes.  The Notes and the Guarantees shall be secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreement.

12.           GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

13.           CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

14.           NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS, PARTNERS AND STOCKHOLDERS.  No director, Officer, employee, incorporator, stockholder or controlling Person of the Company or any of the Guarantors or any of their parent companies, as such, shall have any liability for any obligations of the Company or the Guarantors under this Note, the Indenture, the Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Company at the following address:

Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484

Fax:  (330) 856-3618
Attention:  George E. Strickler

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                                                                                                 (Insert assignee’s legal name)
_____________________________________________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                                                            to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ aggregate principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1) ☐	to the Company or subsidiary thereof; or

(2) ☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐
inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5) ☐
outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6) ☐
in a minimum aggregate principal amount of $250,000 to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), or for the account of such an institutional “accredited investor” that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7) ☐	pursuant to Rule 144 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

______________________________
Your Signature

Signature Guarantee:

Date: ___________________	__________________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________	_______________________________________________________
NOTICE: To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUESTS AN EXCHANGE PURSUANT TO SECTION 2.3(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐
the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

Dated:________________	________________________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10             ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484
Fax No.: (330) 856-3618
Attention:  George E. Strickler

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Fax No.:  (312) 827-8542
Email:  Yolanda.Ash@bnymellon.com
Attention:  Corporate Trust Administration
Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] aggregate principal amount of the 9.5% Senior Secured Notes due 2017 (the “Notes”) of Stoneridge, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 aggregate principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

B-1

2.  We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum aggregate principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:_________________,

by:___________________________

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Stoneridge, Inc., an Ohio corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WITNESSETH

WHEREAS, each of the Company and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 4, 2010, providing for the issuance of an unlimited aggregate principal amount of 9.5% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company and the new Guaranteeing Subsidiary, the legal, valid and binding agreement of the Company and the new Guaranteeing Subsidiary; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

3.           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.           Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

C-1

6.           Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]
By
By:
Name:
Title:

STONERIDGE, INC.
By
By:
Name:
Title:

[GUARANTORS
By
By:
Name:
Title:]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By
By:
Name:
Title: